Exhibit 99.1

PokerTek Reports Fourth Quarter and Full Year 2011 Financial Results

Strong Annual Results Driven by Revenue Growth, Margin Expansion
and Expense Reduction
First Year of POSITIVE EBITDAS Results in Company History

Financial Highlights:
Annual results improved on revenue growth, margin expansion and expense reduction

●	Revenues increased 10%
●	Gross margins exceeded 70%
•	Operating expenses decreased 7%
●	Net loss from continuing operations per share improved 50%
●	Positive EBITDAS for full year

Quarterly results improved with margin expansion and expense reduction

●	Gross margins exceeded 70%
●	Operating expenses decreased 14%
●	Net loss from continuing operations per share improved 14%

MATTHEWS, NC – March 13, 2012—PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the fourth quarter and full year ended December 31, 2011.

Mark Roberson, Chief Executive Officer and Chief Financial Officer, commented, “Operating results for 2011 strengthened significantly as we increased penetration in our target markets, expanded our gross margins and continued to focus on reducing expenses. For the quarter, results from continuing operations improved as contribution from our target markets and reductions in our operating expenses offset the removal of games in Mexico where we await regulatory clarification.

“Entering 2012, we are focused on executing our growth strategy. PokerPro continues to have a dominant position in electronic poker and we are well positioned to accelerate growth in the United States, Europe, Canada and several other markets. Initial installations of ProCore, which expands our product line to include blackjack and other house-banked games, are performing exceptionally. We are expanding our cruise ship footprint and initiating placements in land-based markets. We expect the first quarter of 2012 to generate positive cash flow and reflect improved operating results.”

Financial Summary
Annual revenue increased 10% to $6.5 million in 2011 compared to $5.9 million in 2010 as growth in the United States, Europe and other international markets was partially offset by a reduction in Mexico where we removed games in September due to changes in the regulatory environment. Fourth quarter revenue decreased 16% to $1.3 million in 2011 compared to $1.6 million in 2010 due primarily to Mexico. Revenue comparisons were also affected by changes in mix as sales of systems and equipment increased to $1.5 million from $760 thousand on an annual basis and decreased to $200 thousand from $300 thousand on a quarterly basis. Revenues from license and services fee declined by $170 thousand for the full year and $160 thousand for the quarter as reductions from Mexico were offset by increased licensing and service revenues from other markets. Excluding Mexico, total revenue increased 21% on an annual basis and 7% on a quarterly basis due to growth in the United States, Europe, and other international markets.

Gross profit increased 18% to $4.6 million for the full year 2011 from $3.9 million in 2010. Gross profit margin increased to 70.1% from 65.6% on an annual basis. On a quarterly basis, gross profit decreased 16% to $0.9 million in 2011 from $1.1 million in 2010 on lower revenue. Gross profit margin increased to 70.2% in 2011 from 69.7% in 2010 on a quarterly basis. The increase in gross profit margin is primarily due to a combination of changes in revenue mix, improved asset utilization and lower product costs and depreciation. Gross profit margin contribution is also considerably higher in other markets than in Mexico.

For the year, operating expenses declined 7% to $6.1 million in 2011 from $6.5 million in 2010. On a quarterly basis, operating expenses declined 14% to $1.3 million in 2011 from $1.5 million in 2010. The reduction in operating expense is primarily due to lower selling, general and administrative expenses.

Net loss from continuing operations improved 42% to $1.6 million in 2011 from $2.8 million in 2010 on an annual basis. Net loss from continuing operations improved 6% to $0.4 million in from $0.5 million in 2010 on a quarterly basis. On a per common share basis, net loss from continuing operations improved 50% to $0.24 from $0.48 for the year and improved 14% to $0.06 from $0.07 for the quarter.

EBITDAS, a non-GAAP financial measure (described below), was positive $456,000 in 2011 compared to negative $126,000 in 2010 on an annual basis. EBTIDAS was negative $45,000 for the fourth quarter for 2011, compared to a positive EBITDAS of $71,000 for the fourth quarter of 2010.

Balance Sheet and Cash Flow Information
Cash used in operating activities from continuing operations was $882,000 for 2011, compared to $634,000 for 2010. We used more cash operating activities during 2011 than in 2010 as cash from improved profitability was offset by investments in inventory, reductions in current liabilities and reductions in deferred revenue.

As of December 31, 2011, the Company’s cash balance was $0.6 million and total debt was $0.7 million.

Gaming Positions Information
Gaming positions deployed worldwide totaled 2,028 of December 31, 2011 comprised of 1,944 PokerPro and 84 ProCore gaming positions. As of December 31, 2010, 2,514 gaming positions were deployed comprised entirely of PokerPro gaming positions. Excluding Mexico, gaming positions increased by 10% from December 2010 to December 2011. The increase in gaming positions resulted from net increased placements of PokerPro and ProCore in our target markets, including United States, Europe and other international markets.

Conference Call
A conference call and webcast will be held on Tuesday, March 13, 2012 at 11:00 am EDT, for management to discuss the company’s fourth-quarter 2011 performance. Interested parties may listen to and participate in the conference call by dialing 866.510.0711 (U.S./Canada) or +1 617.597.5379 (Other) and entering passcode 54414640. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors”. For those unable to participate in the live call, an archived replay will be made available on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888.286.8010 (U.S./Canada) or +1 617.801.6888 (Other) and entering passcode 30088845.

Use of Non-GAAP Measures
PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges, certain non-recurring charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net loss from continuing operations to EBITDAS is included in the accompanying financial schedules.

2011 Quarterly Restatements
The Company recently announced it will restate its financial statements for each of the first three quarters of 2011. Management is making these changes to revise its previous conclusions regarding the application of Accounting Standards Update 2009-14 “Software (Topic 985), Certain Revenue Arrangements That Include Software Elements” and Accounting Standards Update 2009-13 “Revenue Recognition (Topic 605), Multiple-Deliverable Revenue Arrangements” to several customer contracts entered into during the first nine months of 2011 which involved the sale of hardware accompanied by embedded software and related services. The financial statements included in Form 10-Q’s previously filed for the interim periods ended March 31, 2011, June 30, 2011 and September 30, 2011 will be restated. This restatement did not affect any audited prior year periods.

On a year-to date basis, the effect of the restatement from the results that were included in the Company’s September 30, 2011 Form 10-Q was an increase to previously reported revenue of approximately $260 thousand and a decrease to previously reported net loss of approximately $158 thousand for the nine months ended September 30, 2011.

On a quarterly basis, the effect was an increase to previously reported revenue of approximately $282 thousand and a decrease to previously reported net loss of approximately $187 thousand for the three months ended March 31, 2011; a decrease to previously reported revenue of approximately $78 thousand and an increase to previously reported net loss of approximately $51 thousand for the three months ended June 30, 2011; and an increase to previously reported revenue of approximately $56 thousand and a decrease to previously reported net loss of approximately $22 thousand for the three months ended September 30, 2011.

The quantification of the effect on the quarterly financial statements is subject to continuing analysis and review by management and it is possible these estimates may change before considered final. The restatement of the quarterly financial results will be made in connection with the filing of the Company’s 2011 Form 10-K in March 2012.

About PokerTek, Inc.
PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com) is a licensed gaming company headquartered in Matthews, NC that develops and distributes electronic table games solutions for the gaming industry. The company’s products are installed worldwide, and include PokerPro and Blackjack Pro. For more information, visit: www.pokertek.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of our gaming systems by casinos and other customers, and the expected acceptance of our gaming systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

Contacts:
Mark Roberson
CEO and CFO
PokerTek, Inc.
704.849.0860, x101
investorrelations@pokertek.com

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenue
License and service fees	$1,128,233	$1,289,675	$4,964,232	$5,136,967
Sales of systems and equipment	209,697	308,563	1,532,191	761,940
Total revenue	1,337,930	1,598,238	6,496,423	5,898,907
Cost of revenue	398,908	484,646	1,941,664	2,027,383
Gross profit	939,022	1,113,592	4,554,759	3,871,524
Operating expenses:
Selling, general and administrative	935,699	1,117,600	4,313,333	4,632,284
Research and development	236,154	277,149	982,782	1,074,288
Share-based compensation expense	144,224	113,725	685,708	657,490
Depreciation	10,393	27,425	70,143	135,046
Total operating expenses	1,326,470	1,535,899	6,051,966	6,499,108
Operating loss	(387,448)	(422,307)	(1,497,207)	(2,627,584)
Interest expense, net	20,198	27,629	93,844	131,175
Net loss from continuing operations before income taxes	(407,646)	(449,936)	(1,591,051)	(2,758,759)
Income tax provision	20,611	3,121	50,569	55,916
Net loss from continuing operations	(428,257)	(453,057)	(1,641,620)	(2,814,675)
Income (loss) from discontinued operations	(159,845)	(28,397)	(169,032)	(1,207,769)
Net loss	$(588,102)	$(481,454)	$(1,810,652)	$(4,022,444)

Net loss from continuing operations per common share - basic and diluted	$(0.06)	$(0.07)	$(0.24)	$(0.48)
Net income (loss) from discontinued operations per common share - basic and diluted	(0.02)	(0.00)	(0.03)	(0.21)
Net loss per common share - basic and diluted	$(0.08)	$(0.08)	$(0.27)	$(0.68)
Weighted average common shares outstanding - basic and diluted	7,360,194	6,068,470	6,783,724	5,888,419

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$606,229	$666,179
Accounts receivable, net	726,520	1,057,511
Inventory	1,762,806	997,064
Prepaid expenses and other assets	147,487	213,495
Discontinued operations	92,310	379,441
Total current assets	3,335,352	3,313,690

Long-term assets:
Gaming systems, net	1,104,333	2,255,030
Property and equipment, net	38,855	80,755
Other assets	223,333	402,498
Total long-term assets	1,366,521	2,738,283
Total assets	$4,701,873	$6,051,973

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$321,955	$327,662
Accrued liabilities	468,958	648,604
Deferred revenue	281,466	817,789
Long-term liability - related party, current portion	54,952	21,402
Long-term debt, current portion	-	30,793
Discontinued operations	70,383	113,185
Total current liabilities	1,197,714	1,959,435

Long-term liabilities:
Deferred revenue	-	118,436
Long-term liability - related party	268,646	368,598
Long-term debt	700,000	800,000
Total long-term liabilities	968,646	1,287,034
Total liabilities	2,166,360	3,246,469
Commitments and contingencies - see note 16
Shareholders' equity
Preferred stock, no par value per share;	-	-
authorized 5,000,000 none issued and outstanding

Common stock, no par value per share; authorized 40,000,000	-	-
shares, issued and outstanding 7,490,124 and 6,187,853 shares at
December 31, 2011 and December 31, 2010, respectively

Additional paid-in capital	48,368,283	46,827,622
Accumulated deficit	(45,832,770)	(44,022,118)
Total shareholders' equity	2,535,513	2,805,504
Total liabilities and shareholders' equity	$4,701,873	$6,051,973

POKERTEK, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,810,652)	$(4,022,444)
Net loss from discontinued operations	169,032	1,207,769
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,245,100	1,807,096
Share-based compensation expense	685,708	657,490
Provision for doubtful accounts and other receivables	308,094	30,981
Gain on sale of property, plant and equipment	-	(1,440)
Changes in assets and liabilities:
Accounts and other receivables	73,869	173,445
Prepaid expenses and other assets	200,073	(5,293)
Inventory	(775,061)	736,247
Gaming systems	(24,260)	(1,489,919)
Accounts payable and accrued expenses	(299,756)	(225,656)
Deferred revenue	(654,377)	497,379
Net cash used in operating activities from continuing operations	(882,230)	(634,345)
Net cash provided by operating activities from discontinued operations	23,944	176,325
Net cash used in operating activities	(858,286)	(458,020)

Cash flows from investing activities:
Purchases of property and equipment	(18,925)	(5,688)
Proceeds from sale of equipment	-	2,805
Net cash used in investing activities	(18,925)	(2,883)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	848,054	527,550
Repayments of capital lease	(30,793)	(36,842)
Net cash provided by financing activities	817,261	490,708
Net increase (decrease) in cash and cash equivalents	(59,950)	29,805
Cash and cash equivalents, beginning of year	666,179	636,374
Cash and cash equivalents, end of period	$606,229	$666,179

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$82,581	$75,514
Income taxes	48,750	72,450

Non-cash transactions:
Amortization of commitment fee issued in common stock	$45,100	$-
Gaming inventory purchase - related party	-	396,500
Issuance of common stock for commitment fee	-	82,763
Purchase of Gaming Systems assets with capital lease	-	29,000
Issuance of common stock for debt cancellation	100,000	-
Transfers from inventory to property and equipment	9,319	-

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net loss from continuing operations	$(428,257)	$(453,057)	$(1,641,620)	$(2,814,675)
Interest expense, net	20,198	27,564	93,844	131,175
Income tax provision	20,611	3,121	50,569	55,916
Other taxes	4,228	15,781	22,614	36,884
Depreciation and amortization	193,912	364,196	1,245,100	1,807,195
Stock-based compensation expense	144,224	113,725	685,708	657,490
EBITDAS (1)	$(45,084)	$71,330	$456,215	$(126,015)

(1) EBITDAS is defined as net income (loss) from continuing operations before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.